As filed with the Securities and Exchange Commission on July 2, 2015
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Silver Bay Realty Trust Corp.
(Exact name of registrant as specified in its charter)

Maryland	90-0867250
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3300 Fernbrook Lane North, Suite 210
Plymouth, Minnesota 55447
(952) 358‑4400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Daniel J. Buechler
General Counsel and Secretary
Silver Bay Realty Trust Corp.
3300 Fernbrook Lane North, Suite 210
Plymouth, Minnesota 55447
(952) 358‑4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Karen A. Dempsey Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, California 94105 Tel: (415) 773-5700 Fax: (415) 773-5759

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If only the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☒	Non‑accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	1,798,189	$16.31	$29,328,462.59	-- (2)
Common Stock, $0.01 par value per share, that may be issued in exchange for common units	2,231,511	$16.31	$36,395,944.41	$4,229.21

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the registrant’s common stock, as reported on the New York Stock Exchange, on June 30, 2015.

(2)
In accordance with Rule 457(p), the Registrant previously paid $5,060.03 under a Form S-11 (File No. 333-187015), initially filed on March 1, 2013, as amended and is offsetting this previously paid amount against the currently due filing fee of $3,407.97.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED July 2, 2015

4,029,700

 Common Stock

This prospectus relates to the offer and sale from time to time of up to 4,029,700 shares of common stock of Silver Bay Realty Trust Corp. by the selling stockholders identified in this prospectus or in supplements to this prospectus. See “Selling Stockholders.” Of the 4,029,700 shares of our common stock which may be offered and sold hereby, 1,798,189 shares were issued in connection with certain formation transactions in December 2012 in connection with our initial public offering. The remaining 2,231,511 shares represent common stock that may be issued in exchange for common units in our operating partnership beginning on September 30, 2015. We issued the common units in our operating partnership in connection with the internalization of our former manager on September 30, 2014. This prospectus does not necessarily mean that the selling stockholders will offer or sell shares to which this prospectus relates. We cannot predict when or in what amounts the selling stockholders may sell any of the shares offered by this prospectus. The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “SBY.” On July 1, 2015, the last reported sale price of our common stock on the NYSE was $16.48 per share.

We are not offering for sale any shares of common stock and we will not receive any of the proceeds from sales of our common stock by the selling stockholders, but will incur expenses.

We have elected to be treated as a real estate investment trust (“REIT”) for U.S. federal tax purposes, commencing with the taxable year ended December 31, 2012. To assist us in qualifying as a REIT, stockholders are generally restricted from owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common or capital stock without the prior consent of our board of directors. In addition, our charter contains various other restrictions on ownership and transfer of our common stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Investing in our common stock involves risks. See “Risk Factors” on page 2 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated               , 2015

TABLE OF CONTENTS
PROSPECTUS SUMMARY1
RISK FACTORS2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS3
USE OF PROCEEDS5
DESCRIPTION OF CAPITAL STOCK5
CORPORATION LAW AND OUR CHARTER AND BYLAWS10
THE OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT15
U.S. FEDERAL INCOME TAX CONSIDERATIONS24
SELLING STOCKHOLDERS39
PLAN OF DISTRIBUTION41
LEGAL MATTERS44
EXPERTS44
WHERE YOU CAN FIND MORE INFORMATION44
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE44

 You should rely only on the information contained in this prospectus, including the documents incorporated by reference into this prospectus, or in any prospectus supplement prepared by us or information to which we have referred you. We have not, and the selling stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus and any prospectus supplement prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This summary highlights some of the information elsewhere in or incorporated by reference into this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the information set forth under “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus, and the other information included in or incorporated by reference into this prospectus. Except where the context suggests otherwise, the terms “Silver Bay,” “company,” “we,” “us,” and “our” refer to Silver Bay Realty Trust Corp., a Maryland corporation, and Silver Bay Operating Partnership L.P., a Delaware limited partnership, and the direct and indirect subsidiaries of each.

Our Company

We are an internally-managed Maryland corporation focused on the acquisition, renovation, leasing, and management of single-family properties in select markets in the United States. Our objective is to generate attractive risk-adjusted returns for our stockholders over the long term through dividends and capital appreciation. We generate virtually all of our revenue by leasing our portfolio of single-family properties. As of March 31, 2015, we owned 6,864 single family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio and Texas, excluding properties held for sale. On April 1, 2015, we acquired a portfolio of 2,373 properties and had an additional 89 properties under contract as part of the acquisition (the “Portfolio Acquisition”). The homes are primarily located in Atlanta, Charlotte, Tampa and Orlando.

We completed our initial public offering and certain formation transactions (the “Formation Transactions”), on December 19,  2012, in which we received net proceeds of approximately $263.0 million (including the closing of the overallotment option in January 2013) and acquired an initial portfolio (the “Initial Portfolio”) of more than 3,300 single-family properties. Prior to that time, we had no substantive operations, although we are considered a continuation of Two Harbors Property Investment LLC (now known as Silver Bay Property Investment LLC).

Through September 30, 2014, we were externally managed by PRCM Real Estate Advisers LLC (our “Former Manager”). During this time, we relied on our Former Manager to provide or obtain on our behalf the personnel and services necessary for us to conduct our business as we had no employees of our own. On September 30, 2014, we closed a transaction to internalize our management (the “Internalization”) and now own all material assets and intellectual property rights of our Former Manager previously used in the conduct of its business and continue to be managed by officers and employees who worked for our Former Manager and became our employees as a result of the Internalization.

We have elected to be treated as a real estate investment trust (“REIT”) for U.S. federal tax purposes, commencing with, and in connection with the filing of our federal tax return for, our taxable year ended December 31, 2012. As a REIT, we generally are not subject to federal income tax on the taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income or property. In addition, the income of any taxable REIT subsidiary (“TRS”) that we own will be subject to taxation at regular corporate rates.

Silver Bay Realty Trust Corp. conducts its business and owns all of its properties through Silver Bay Operating Partnership L.P. (the “Operating Partnership”), a Delaware limited partnership. Silver Bay Realty Trust Corp.’s wholly owned subsidiary, Silver Bay Management LLC (the “General Partner”) is the sole general partner of the Operating Partnership. Silver Bay Realty Trust Corp. has no material assets or liabilities other than its investment in the Operating Partnership. As of May 31, 2015, Silver Bay Realty Trust Corp. owned, through a combination of direct and indirect interests, 94.2% of the partnership interests in the Operating Partnership.

Emerging Growth Company

We currently qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have irrevocably elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

Corporate Information

We were incorporated in Maryland on June 29, 2012 and our principal executive office is located at 3300 Fernbrook Lane North, Suite 210, Plymouth, Minnesota 55447. Our telephone number is (952) 358-4400. Our web address is www.silverbayrealtytrustcorp.com. The information on, or otherwise accessible through, our web site does not constitute a part of this prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission (the “SEC”). Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “SBY.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 (our “2014 10-K”), which is incorporated by reference into this prospectus, and all other information contained in this prospectus, together with any additional disclosure under similar headings in any supplement to this prospectus or in other documents which are incorporated by reference into this prospectus, or in any amendment to the registration statement of which this prospectus is a part before you decide to purchase our common stock. If any of these risks and uncertainties occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements may include statements about our projected operating results, our stabilization and renovation rates, the number of properties we purchase by auction, our ability to successfully lease and operate acquired properties, including turnover rates, projected operating costs, estimates relating to our ability to make distributions to our stockholders in the future, market trends in our industry, real estate values and prices, and the general economy.

The forward-looking statements contained in this prospectus and the documents incorporated by reference reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed or implied in any forward-looking statement. We are not able to predict all of the factors that may affect future results. For a discussion of these and other factors that could cause our actual results to differ materially from any forward-looking statements, see the discussion on risk factors in Item 1A, “Risk Factors,” and in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our 2014 10-K and other risks and uncertainties detailed in this prospectus, our 2014 10-K and our other reports and filings with the SEC. These risks, contingencies, and uncertainties include:

•	Our ability to successfully employ a new and untested business model in a new industry with no proven track record;

•	Failure to plan and manage the Portfolio Acquisition, including the integration of the properties to be acquired into our systems, effectively and efficiently;

•	The availability of additional properties that meet our criteria and our ability to purchase such properties on favorable terms;

•	Real estate appreciation or depreciation in our target markets and the supply of single-family homes in our target markets;

•
General economic conditions in our target markets, such as changes in employment and household earnings and expenses or the reversal of population, employment, or homeownership trends in our target markets that could affect the demand for rental housing;

•	Competition from other investors in identifying and acquiring single-family properties that meet our underwriting criteria and leasing such properties to qualified residents;

•
Our ability to maintain high occupancy rates and to attract and retain qualified residents in light of increased competition in the leasing market for quality residents and the relatively short duration of our leases;

•	Our ability to maintain rents at levels that are sufficient to keep pace with rising costs of operations;

•	Lease defaults by our residents;

•	Our ability to contain renovation, maintenance, marketing, and other operating costs for our properties;

•	Our ability to continue to build our operational expertise and to establish our platform and processes related to residential management;

•
Our dependence on key personnel to carry our business and investment strategies and our ability to hire and retain skilled managerial, investment, financial, and operational personnel, and the performance of third-party vendors and service providers, including third-party acquisition and management professionals, maintenance providers, leasing agents, and property management;

•
Our ability to obtain additional capital or debt financing to expand our portfolio of single-family properties and our ability to repay our debt, including borrowings under our revolving credit facility and securitization loan and to meet our other obligations under our revolving credit facility and securitization loan;

•
The accuracy of assumptions in determining whether a particular property meets our investment criteria, including assumptions related to estimated time of possession and estimated renovation costs and time frames, annual operating costs, market rental rates and potential rent amounts, time from purchase to leasing, and resident default rates;

•
Our ability to accurately estimate the time and expense required to possess, renovate, repair, upgrade, and rent properties and to keep them maintained in rentable condition, unforeseen defects and problems that require extensive renovation and capital expenditures;

•	The concentration on our investments in single family properties which subject us to risks inherent in investments in a single type of property and seasonal fluctuations in rental demand;

•
The concentration of our properties in our target markets, which increases the risk of adverse changes in our operating results if there were adverse developments in local economic conditions or the demand for single-family rental homes or natural disasters in these target markets; and

•
Failure to qualify as a REIT or to remain qualified as a REIT, which would subject us to federal income tax as a regular corporation and could subject us to a substantial tax liability and compliance with the REIT distribution requirements.

You should read this prospectus and the documents that we incorporate by reference into this prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus is a part and the documents that we refer to under the section of the prospectus titled “Where You Can Find More Information” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling stockholders from time to time pursuant to this prospectus. The proceeds from the offering are solely for the account of the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights and preferences of our capital stock. We encourage you to read carefully this entire prospectus, our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 450,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. As of May 31, 2015, 36,254,228 shares of common stock were issued and outstanding and 1,000 shares of our cumulative redeemable preferred stock were issued and outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations.

Shares of Common Stock

Subject to the preferential rights of any other class or series of shares of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of shares of our stock, holders of shares of our common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of our shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our stock and except as may otherwise be specified in the terms of any class or series of shares of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares of common stock will not be able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights. Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our stock, shares of common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity, transfer all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of shares of our stock and the requirement of a two-thirds vote for amendment to these provisions) may be approved by our stockholders by a majority of all of the votes entitled to be cast on the matter.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each other class or series, our board of directors will be required by Maryland law and by our charter to set, subject to our charter restrictions on transfer and ownership of shares of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, among other things, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Cumulative Redeemable Preferred Stock

The articles supplementary designating the terms of our 10% Cumulative Redeemable Preferred Stock, which we refer to herein as the cumulative redeemable preferred stock, initially authorize 1,000 shares of cumulative redeemable preferred stock, with an aggregate liquidation preference of $1,000,000.  As of May 31, 2015, 1,000 shares of cumulative redeemable preferred stock were issued and outstanding. The cumulative redeemable preferred stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, senior to all classes or series of our common stock. We may issue other classes or series of capital stock in the future, including classes or series of preferred stock, and expressly designate such classes or series as ranking junior to, on parity with or senior to the cumulative redeemable preferred stock. We may not, however, issue capital stock ranking as to dividends or rights upon our liquidation, dissolution or winding up, senior to the cumulative redeemable preferred stock, without the affirmative vote or consent of two-thirds of the issued and outstanding shares of cumulative redeemable preferred stock.

The holders of the cumulative redeemable preferred stock are entitled to receive, when, as and if authorized and declared by us, cumulative cash dividends at the rate of 10% per annum of the $1,000 liquidation preference per share of the cumulative redeemable preferred stock, equivalent to $100 per annum per share. Such dividends will accrue on a daily basis and be cumulative from and including the initial issue date of the cumulative redeemable preferred stock. Upon our liquidation, dissolution or winding up, the holders of the cumulative redeemable preferred stock will be entitled to receive a liquidating preference of $1,000 per share, plus any accrued and unpaid dividends thereon, before we distribute any assets to holders of our common stock or any other shares of stock that rank junior to the cumulative redeemable preferred stock as to liquidation rights.

Beginning on the fifth anniversary of the initial issue date of the cumulative redeemable preferred stock, we may, at our option, redeem the cumulative redeemable preferred stock, in whole or in part, at any time or from time to time, by paying $1,000 per share, plus any accrued and unpaid dividends thereon. Beginning on the sixth anniversary of the initial issue date of the cumulative redeemable preferred stock, we will, at the request of any stockholder holding shares of cumulative redeemable preferred stock, repurchase the number of shares of cumulative redeemable preferred stock that such stockholder proposes to sell to us from time to time, at a price per share equal to the liquidation preference of $1,000 plus all accrued and unpaid dividends thereon.

Holders of cumulative redeemable preferred stock have no preemptive or appraisal rights, nor do such holders have any voting rights (except in limited circumstances relating to any amendment, alteration or repeal of the terms of the cumulative redeemable preferred stock that would materially and adversely affect any right, preference, privilege or voting power of the cumulative redeemable preferred stock or the holders thereof or as a condition to the issuance of senior stock, as described above). The cumulative redeemable preferred stock is not convertible into or exchangeable for any of our other property or securities, and generally may not be sold, pledged, assigned or otherwise transferred without the prior approval of our board of directors.

In order to ensure that we continue to meet the requirements for qualification as a REIT, the cumulative redeemable preferred stock is subject to the restrictions on ownership and transfer set forth in our charter, including the aggregate stock ownership limit. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the terms of any issued and outstanding class or series, or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. As described above, the terms of the cumulative redeemable preferred stock require the affirmative vote or consent of the holders of two-thirds of such shares outstanding before we can issue capital stock ranking senior to the cumulative redeemable preferred stock as to dividends or rights upon our liquidation, dissolution or winding up. Although it does not intend to do so, our board of directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our shares of stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our shares of common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock (the common share ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (the aggregate share ownership limit). We refer to the common share ownership limit and the aggregate share ownership limit collectively as the “ownership limits.” A person or entity that becomes subject to the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of our shares of stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of our shares of stock.

The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our shares of stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock and thereby subject the shares of common stock or total shares of stock to the applicable ownership limits.

Our board of directors may, in its sole discretion, exempt a person from the above-referenced ownership limits. However, the board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, as determined by our board of directors, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will, or of any representations made to us in order to obtain an exemption from the ownership limits, result in the automatic transfer of the shares of stock to a trust. As a condition of its waiver, our board of directors may require an opinion of counsel or Internal Revenue Service (“IRS”) ruling satisfactory to our board of directors with respect to our qualification as a REIT. Our board of directors has adopted resolutions providing for the exemption from the ownership limits of the owners of our Former Manager, and certain of their affiliates, in connection with the Internalization, which will allow them to own up to 15% of our stock under certain conditions, and to two other holders.

In connection with any waiver of the ownership limits or at any other time, our board of directors may from time to time increase or decrease the ownership limits for all other persons and entities; provided, however, that any decrease may be made only prospectively as to existing holders (other than a decrease as a result of a retroactive change in existing law, in which case the decrease will be effective immediately); and provided further that the ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. Prior to the modification of the ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Reduced ownership limits will not apply to any person or entity whose percentage ownership in our shares of common stock or total shares of stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s or entity’s percentage of our shares of common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of our shares of common stock or total shares of stock, as applicable, in excess of such percentage ownership of our shares of common stock or total shares of stock will be in violation of the ownership limits.

Our charter provisions are further designed to prohibit:

•
any person from beneficially or constructively owning, applying certain attribution rules of the Code, our shares of stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring our shares of stock if such transfer would result in our shares of stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our charter provides that, if any transfer of our shares of stock would result in our shares of stock being owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, our charter provides that, if any purported transfer of our shares of stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. Our charter provides that the automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be void.

Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, our charter provides that the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

Our charter provides that, if we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or such other limit as established by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then our charter provides that such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount will be paid to the trustee upon demand. Our charter provides that the purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary.

Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors or other permitted designees determine in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our shares of stock set forth in our charter, our board of directors or other permitted designees will take such action as it deems or they deem advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder (the “Treasury regulations”)) in number or value of our stock is required, within 30 days after the end of each taxable year, to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SBY.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL
CORPORATION LAW AND OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of material provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter, a copy of which is filed as Exhibit 3.1 to our Form 10-K filed on March 1, 2013, and our bylaws, a copy of which is filed as Exhibit 3.5 to our Form S-11/A filed on October 17, 2012. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors we have may be established only by our board of directors but may not be fewer than the minimum number required under the MGCL, which is one, and our bylaws provide that the number of our directors may not be more than 15. We currently have eight directors. Except as may be provided by our board of directors in setting the terms of any class or series of stock, any vacancy on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director so elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Each of our directors elected by our stockholders is elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter), and then only by the affirmative vote of the holders of shares entitled to cast at least two-thirds of all the votes of common stockholders entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on the board of directors, may preclude stockholders from (1) removing incumbent directors except for cause and upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our board of directors has by resolution exempted business combinations (1) between us and any person, provided that the business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such persons) and (2) between us and Pine River Capital Management L.P., Provident Real Estate Advisors LLC, Two Harbors Investment Corp. or any of their respective affiliates. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any other person as described above, and as a result, any such person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. However, our board of directors may repeal or modify this resolution at any time. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any such acquisition.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, that:

•	the corporation’s board of directors will be divided into three classes;

•	the affirmative vote of two-thirds of the votes entitled to be cast generally in the election of directors is required to remove a director;

•	the number of directors be fixed only by vote of the directors;

•	a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	the request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting is required for the calling of a special meeting of stockholders.

Our charter provides that, pursuant to Subtitle 8, vacancies on our board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships and (3) require, unless called by our chairman of the board, our chief executive officer, our president or the board of directors, the written request of stockholders of not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. The chairman of our board of directors, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.

Amendment to Our Charter and Bylaws

Except for amendments to the provisions of our charter relating to the removal of directors, the restrictions on ownership and transfer of our shares of stock and the vote required to amend these provisions (each of which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board of directors, with the approval of a majority of the entire board, and without any action by our stockholders, may also amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series we are authorized to issue.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by the MGCL, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Many of our operating assets are held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Appraisal Rights

Our charter provides that our stockholders generally will not be entitled to exercise statutory appraisal rights.

Dissolution of the Company

The dissolution of our company must be advised by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of such nominee and has provided notice to us within the time period, and containing the information, specified by the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is entitled to vote at the meeting in the election of such nominee and has provided notice to us within the time period, and containing the information, specified by the advance notice provisions set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including

•	supermajority vote and cause requirements for removal of directors;

•
requirement that stockholders holding at least a majority of our outstanding common stock must act together to make a written request before our stockholders can require us to call a special meeting of stockholders;

•	provisions that vacancies on our board of directors may be filled only by the remaining directors for the full term of the directorship in which the vacancy occurred;

•	the power of our board to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock;

•	the power of our board of directors to cause us to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval;

•	business combination provisions;

•	restrictions on ownership and transfer of our stock; and

•	advance notice requirements for director nominations and stockholder proposals.

Likewise, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL is rescinded or if we opt in to additional provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, limited liability company, employee benefit plan or any other enterprise as a director, officer, partner, trustee, member or manager of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.
.

THE OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

The following summary describes the material provisions of the Partnership Agreement and applicable provisions of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) a copy of which is available from us upon request. See “Where You Can Find More Information.”

General

Substantially all of our assets are held by, and substantially all of our operations are conducted through, the Operating Partnership, either directly or through its subsidiaries. The General Partner is the sole general partner of the Operating Partnership and, as of May 31, 2015, we owned, through a combination of direct and indirect interests, 94.2% of the partnership interests in the Operating Partnership. We do not intend to list any Operating Partnership units on any exchange or any national market system.

Purpose, Business and Management

The Operating Partnership is formed for the purpose of conducting any business, enterprise or activity permitted by or under the DRULPA, including (i) to conduct the business of acquisition, ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, conveyance and exchange of its assets, (ii) to acquire and invest in any securities and/or loans relating to its assets, (iii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the DRULPA, or to own interests in any entity, including any subsidiary, engaged in any business permitted by or under the DRULPA and (iv) to do anything necessary or incidental to the foregoing. However, the Operating Partnership may not, without our specific consent, which we may give or withhold in our sole and absolute discretion, take, or refrain from taking, any action that, in our judgment, in our sole and absolute discretion:

•	could adversely affect our ability to continue to qualify as a REIT;

•	could subject us to any taxes under Code Section 857 or Code Section 4981 or any other related or successor provision under the Code;

•	could violate any law or regulation of any governmental body or agency having jurisdiction over us, our securities or the Operating Partnership; or

•	could cause us to not be in compliance in all material respects with any covenants, conditions or restrictions placed on us pursuant to an agreement to which we are a party.

The General Partner manages the business and affairs of the Operating Partnership, in its capacity as the sole general partner of the Operating Partnership. Except as otherwise expressly provided in the Partnership Agreement and subject to the rights of holders of any class or series of Operating Partnership interests, all management powers over the business and affairs of the Operating Partnership are exclusively vested in the General Partner, in its capacity as the sole general partner of the Operating Partnership. No limited partner, in its capacity as a limited partner, has any right to participate in or exercise control or management power over the Operating Partnership’s business and affairs. The General Partner may not be removed as the general partner of the Operating Partnership, with or without cause, without its consent, which it may give or withhold in its sole and absolute discretion. In addition to the powers granted to the General Partner under applicable law or any provision of the Partnership Agreement, but subject to certain rights of holders of any class or series of Operating Partnership interests, the General Partner, in its capacity as the general partner of the Operating Partnership, has the full and exclusive power and authority to do or authorize all things that it deems necessary or desirable to conduct the business and affairs of the Operating Partnership, to exercise or direct the exercise of all of the powers of the Operating Partnership and the General Partner under the DRULPA and the Partnership Agreement and to effectuate the purposes of the Operating Partnership without the approval or consent of any limited partner. With limited exceptions, the General Partner may execute, deliver and perform agreements and transactions on behalf of the Operating Partnership without the approval or consent of any limited partner.

Restrictions on General Partner’s Authority

Without the consent of a majority in interest of the limited partners (excluding us and any limited partner 50% or more of whose equity is owned, directly or indirectly, by us or the General Partner), the General Partner may not (i) take any action that would make it impossible to carry on the ordinary business of the Operating Partnership, (ii) perform any act that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability except as provided under the Partnership Agreement or under the DRULPA or (iii) take any action in contravention of an express prohibition or limitation of the Partnership Agreement. The General Partner may not, without the prior consent of the partners of the Operating Partnership (including us), amend, modify or terminate the Partnership Agreement, except for certain amendments that the General Partner may approve without the approval or consent of any limited partner, described in “—Amendment of the Partnership Agreement,” and certain amendments described below that require the approval of each affected partner.

Without the consent of each affected limited partner, the General Partner may not enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts the General Partner or the Operating Partnership from performing its specific obligations in connection with a redemption of common units or expressly prohibits or restricts a limited partner from exercising its redemption rights in full. In addition to any approval or consent required by any other provision of the Partnership Agreement, the General Partner may not, without the consent of each affected limited partner, amend the Partnership Agreement or take any other action that would:

•	convert a limited partner interest into a general partner interest;

•	modify the limited liability of a limited partner;

•
alter the rights of any partner to receive the distributions to which such partner is entitled, or alter the allocations specified in the Partnership Agreement, except to the extent permitted by the Partnership Agreement in connection with, among other things, the issuance of any partnership interests;

•	alter or modify the redemption rights of holders of common units or the related definitions specified in the Partnership Agreement; or

•	remove, alter or amend certain provisions of the Partnership Agreement relating to the requirements for us to qualify as a REIT or to taxes on us under Sections 857 or 4981 of the Code.

Additional Limited Partners

The General Partner may cause the Operating Partnership to issue additional units or other partnership interests and to admit additional limited partners to the Operating Partnership from time to time, on such terms and conditions and for such capital contributions as the General Partner may establish in its sole and absolute discretion, without the approval or consent of any limited partner, including:

•	upon the conversion, redemption or exchange of any debt, units or other securities issued by the Operating Partnership;

•	for less than fair market value;

•	in connection with any merger of any other entity with the Operating Partnership or a subsidiary of the Operating Partnership; or

•	in consideration for services rendered to or for the benefit of the Operating Partnership.

The Operating Partnership may issue common units and additional partnership interests in one or more additional classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including terms that may be senior or otherwise entitled to preference over the common units) as the General Partner may determine, in its sole and absolute discretion, without the approval of any limited partner. Without limiting the generality of the foregoing, the General Partner may specify, as to any class or series of partnership interests:

•	the allocations of items of partnership income, gain, loss, deduction and credit to such class or series of partnership interest;

•	the right of such class or series of partnership interest to share, on a junior, preferred or pari passu basis, in distributions;

•	the rights of such class or series of partnership interest upon dissolution and liquidation of the Operating Partnership;

•	the voting rights, if any, of such class or series of partnership interests;

•	the conversion, redemption or exchange rights applicable to such class or series of partnership interests; and

•	any vesting conditions applicable to such class or series of partnership interests.

Ability to Engage in Other Businesses; Conflicts of Interest

Neither we nor the General Partner may conduct any business other than in connection with the ownership, acquisition and disposition of partnership interests, the management of the business and affairs of the Operating Partnership, our operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, our operations as a REIT, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, financing or refinancing of any type related to us or the Operating Partnership and such activities as are incidental to those activities referred to above. In general, we must make any funds from sales of securities, or financings or refinancing available to the Operating Partnership whether as capital contributions, loans or otherwise, as appropriate.

Distributions

The Operating Partnership will make distributions at such times and in such amounts as the General Partner may, in its sole and absolute discretion, determine:

•
first, with respect to any class(es) of partnership interests that are entitled to any preference in distribution, in accordance with the rights of the holders of such class(es) of partnership interests, and, within each such class, among the holders of such class pro rata in proportion to their respective percentage interests of such class; and

•
second, with respect to any class(es) of partnership interests that are not entitled to any preference in distribution, including the common units, in accordance with the rights of the holders of such class(es) of partnership interests, and, within each such class, among the holders of each such class, pro rata in proportion to their respective percentage interests of such class.

Distributions payable with respect to any partnership interests that were not outstanding during the entire period in respect of which a distribution is made may, in the General Partner’s discretion, be prorated based on the portion of the period that such partnership interests were outstanding.

Borrowing by the Operating Partnership

The General Partner may cause the Operating Partnership to borrow money and to issue and guarantee debt as the General Partner deems necessary or advisable for the conduct of the activities of the Operating Partnership. Such debt may be secured by, among other things, mortgages or deeds of trust on the properties of the Operating Partnership.

Reimbursements of Expenses; Transactions with General Partner and its Affiliates

The General Partner does not receive any compensation for its services as the general partner of the Operating Partnership. The General Partner has the same right to distributions as other holders of common units. In addition, the Operating Partnership must reimburse the General Partner, us and our subsidiaries for all amounts expended by the General Partner, us or our subsidiaries in connection with our, the General Partner’s, our subsidiaries’ and the Operating Partnership’s organization, business and operations, including expenses relating to the ownership of interests in and management and operation of the Operating Partnership, us and our subsidiaries compensation of officers and employees, director fees and expenses, any expenses incurred by us in connection with the redemption or repurchase of shares and our costs and expenses of being a public company, including costs of filings with the SEC, reports and other distributions to our stockholders.

The General Partner and its affiliates (including us) may sell, transfer or convey property to, or purchase property from, the Operating Partnership on such terms and conditions as the General Partner may determine in its reasonable discretion.

Exculpation and Indemnification of the General Partner and Us

The Partnership Agreement provides that neither we nor the General Partner is liable to the Operating Partnership or any partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Operating Partnership or any limited partner as a result of errors in judgment or mistakes of fact or law or acts or failure to act, provided that we and the General Partner acted in good faith. The Partnership Agreement also provides that any obligation or liability of the General Partner or us that may arise at any time under the Partnership Agreement or any other instrument, transaction or undertaking contemplated by the Partnership Agreement will be satisfied, if at all, out of our assets or the assets of the General Partner or the Operating Partnership only, and no such obligation or liability will be personally binding upon us or any of the General Partner’s or our directors, stockholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise, and none of our directors or officers will be liable or accountable in damages or otherwise to the partnership, any partner or any assignee of a partner for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission. Neither we nor the General Partner is responsible for any misconduct or negligence on the part of our employees or agents appointed in good faith. We and the General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisors, and any action that we or the General Partner take or omit to take in reliance upon the opinion of any such person as to matters which we or the General Partner reasonably believe to be within such person’s professional or expert competence will be conclusively presumed to have been done or omitted in good faith.

In addition, the Partnership Agreement requires the Operating Partnership to indemnify the General Partner, us, our respective directors, officers and employees, the officers and employees of the Operating Partnership and any other person designated by the General Partner, in its sole and absolute discretion, against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, that relate to our operations or the operations of the Operating Partnership or the General Partner, unless (1) an act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (2) such person actually received an improper personal benefit in violation or breach of any provision of the Partnership Agreement or (3) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful. The Operating Partnership must also pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification. The Operating Partnership will not indemnify or advance funds to any person with respect to any action initiated or brought voluntarily by the person seeking indemnification without the General Partner’s approval (except for any proceeding brought to enforce such person’s right to indemnification under the Partnership Agreement) or if the person is found to be liable to the Operating Partnership on any portion of any claim in the action.

Business Combinations of the Operating Partnership

Subject to the limitations on the transfer of the General Partner’s interest in the Operating Partnership described in “—Transfers and Withdrawals—Restrictions on Transfers by the General Partner,” the General Partner generally has the exclusive power to cause the Operating Partnership to merge, reorganize, consolidate, sell all or substantially all of its assets or otherwise combine its assets with another entity. In connection with the acquisition of properties from persons to whom the Operating Partnership issues units or other partnership interests as part of the purchase price, in order to preserve such persons’ tax deferral, the Operating Partnership may contractually agree, in general, not to sell or otherwise transfer the properties for a specified period of time, or in some instances, not to sell or otherwise transfer the properties without compensating the sellers of the properties for their loss of the tax deferral.

Redemption Rights of Qualifying Parties and the Operating Partnership

Beginning 12 months after first becoming a holder of common units, each limited partner and assignee of a limited partner will have the right, subject to the terms and conditions set forth in the Partnership Agreement (including the restriction that a notice of redemption may only be delivered at least 10 business days prior to the last business day of a calendar month), to require the Operating Partnership to redeem all (but not less than all) of the common units held by such limited partner or assignee in exchange for a cash amount per common unit equal to the value of one share of our common stock, determined in accordance with and subject to adjustment under the Partnership Agreement. The Operating Partnership’s obligation to redeem common units does not arise and is not binding against the Operating Partnership until the fourth business day after we receive the holder’s notice of redemption or, if earlier, the day the General Partner, on behalf of the Operating Partnership, notifies the holder seeking redemption that the Operating Partnership declines to cause us to acquire some or all of the common units tendered for redemption. If the General Partner, on behalf of the Operating Partnership, does not elect to cause us to acquire the common units tendered for redemption in exchange for shares of our common stock (as described below), the Operating Partnership must deliver the cash redemption amount on or before the last business day of the month in which the General Partner receives the holder’s timely notice of redemption.

On or before the close of business on the third business day after a holder of common units gives notice of redemption to the General Partner, the Operating Partnership may, in the General Partner’s sole and absolute discretion but subject to the restrictions on the ownership and transfer of our stock set forth in our charter, elect to cause us to acquire some or all of the common units tendered for redemption from the tendering party in exchange for shares of our common stock, based on an exchange ratio of one share of common stock for each common unit, subject to adjustment as provided in the Partnership Agreement. The holder of the common units tendered for redemption must provide certain information, certifications, representations, opinions and other instruments to ensure compliance with the restrictions on ownership and transfer of our stock set forth in our charter and the Securities Act. The Partnership Agreement does not require us to register, qualify or list any shares of common stock issued in exchange for common units with the SEC under the Securities Act or the Exchange Act, with any state securities commissioner, department or agency or with any stock exchange. Shares of our common stock issued in exchange for common units pursuant to the Partnership Agreement may contain legends regarding restrictions under the Securities Act and applicable state securities laws as we determine to be necessary or advisable.

The Operating Partnership has the right to redeem any or all of the common units (other than common units owned by us) on and after the date that less than 5% of the partnership interests in the Operating Partnership are held by limited partners other than us. The General Partner may exercise this right, in its sole and absolute discretion, by notification to a limited partner. In that event, a limited partner who is so notified shall be treated as if it had delivered a notice of redemption to the General Partner for purposes of the provisions described above.

Transfers and Withdrawals

Restrictions on Transfers by Limited Partners

Until the expiration of 12 months after the date on which a limited partner first acquires a partnership interest, the limited partner generally may not directly or indirectly transfer all or any portion of its partnership interest without the General Partner’s consent, which the General Partner may give or withhold in its sole and absolute discretion, except for certain permitted transfers to certain affiliates, family members and charities, and certain pledges of partnership interests to lending institutions in connection with bona fide loans.

After the expiration of 12 months after the date on which a limited partner first acquires a partnership interest, the limited partner will have the right to transfer all or any portion of its partnership interest without the General Partner’s consent to any person that is an “accredited investor,” within meaning set forth in Rule 501 promulgated under the Securities Act, upon ten business days prior notice to the General Partner, subject to the satisfaction of conditions specified in the Partnership Agreement, including minimum transfer requirements and our right of first refusal. Unless waived by the General Partner in its sole and absolute discretion, a transferring limited partner must also deliver an opinion of counsel reasonably satisfactory to the General Partner that the proposed transfer may be effected without registration under the Securities Act, and will not otherwise violate any state securities laws or regulations applicable to the Operating Partnership or the partnership interest proposed to be transferred. We may exercise our right of first refusal in connection with a proposed transfer by a limited partner within ten business days of our receipt of notice of the proposed transfer, which must include the identity and address of the proposed transferee and the amount and type of consideration proposed to be paid for the partnership interest. We may deliver all or any portion of any cash consideration proposed to be paid for a partnership interest that we acquire pursuant to our right of first refusal in the form of a note payable to the transferring limited partner not more than 180 days after our purchase of such partnership interest.

Any transferee of a limited partner’s partnership interest must assume by operation of law or express agreement all of the obligations of the transferring limited partner under the Partnership Agreement with respect to the transferred interest, and no transfer (other than a transfer pursuant to a statutory merger or consolidation in which the obligations and liabilities of the transferring limited partner are assumed by a successor corporation by operation of law) will relieve the transferring limited partner of its obligations under the Partnership Agreement without the General Partner’s consent, which it may give or withhold in its sole and absolute discretion.

Admission of Substituted Limited Partners

No limited partner has the right to substitute a transferee as a limited partner in its place. A transferee of a partnership interest of a limited partner may be admitted as a substituted limited partner only with the General Partner’s consent, which it may give or withhold in its sole and absolute discretion, and only if the transferee accepts all of the obligations of a limited partner under the partnership and executes such instruments as the General Partner may require to evidence such acceptance and to effect the assignee’s admission as a limited partner. Any assignee of a partnership interest that is not admitted as a limited partner will be entitled to all the rights of an assignee of a limited partner interest under the Partnership Agreement and the DRULPA, including the right to receive distributions from the Operating Partnership and the share of net income, net losses and other items of income, gain, loss, deduction and credit of the Operating Partnership attributable to the partnership interest held by the assignee and the rights to transfer and redemption of the partnership interest provided in the Partnership Agreement, but will not be deemed to be a limited partner or holder of a partnership interest for any other purpose under the Partnership Agreement or the DRULPA, and will not be entitled to consent to or vote on any matter presented to the limited partners for approval. The right to consent or vote, to the extent provided in the Partnership Agreement or under the DRULPA, will remain with the transferring limited partner.

Restrictions on Transfers by the General Partner

Except as described below, any transfer of all or any portion of the General Partner’s interest in the Operating Partnership, whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise and including a deemed transfer of our interest in the General Partner resulting from any merger, consolidation or other combination by us with and into another entity (other than a subsidiary of ours) or the sale of all or substantially all of our and our subsidiaries’ assets, must be approved by the consent of a majority in interest of the limited partners (excluding us and any limited partner 50% or more of whose equity is owned, directly or indirectly, by us or the General Partner). Subject to the rights of our stockholders and the limited partners of the Operating Partnership to approve certain direct or indirect transfers of our interests in the Operating Partnership described below and the rights of holders of any class or series of partnership interests, we may transfer all (but not less than all) of our general partnership interest without the consent of the limited partners in connection with a merger, consolidation or other combination of our assets with another entity or a sale of all or substantially all of our assets if:

•
in connection with such event, all of the limited partners (other than us) will receive or have the right to elect to receive, for each common unit, the greatest amount of cash, securities or other property paid to a holder of one share of our common stock (subject to adjustment in accordance with the Partnership Agreement) in the transaction and, if a purchase, tender or exchange offer is made and accepted by holders of our common stock in connection with the event, each holder of common units receives, or has the right to elect to receive, the greatest amount of cash, securities or other property that the holder would have received if it had exercised its redemption right and received shares of our common stock in exchange for its common units immediately before the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer; or

•
substantially all of the assets of the Operating Partnership will be owned by a surviving entity (which may be the Operating Partnership) in which the limited partners of the Operating Partnership holding common units immediately before the event will hold a percentage interest based on the relative fair market value of the net assets of the Operating Partnership and the other net assets of the surviving entity immediately before the event; the rights, preferences and privileges of such limited partners are at least as favorable as those in effect immediately before the event and as those applicable to any other limited partners or non-managing members of the surviving entity; and such rights will include a right to redeem interests in the surviving entity for the consideration described in the preceding bullet or cash on substantially equivalent terms as those in effect with respect to the common units immediately before the event, or, if common equity securities of the person controlling the surviving entity are publicly traded, such common equity securities, with the exchange ratio based on the determination of the relative fair market value of such securities and the common units.

We and the General Partner may also transfer our interests in the Operating Partnership to or among a group consisting of us and our affiliates without the consent of any limited partner, subject to the rights of holders of any class or series of partnership interest. In addition, any transferee of the General Partner’s interest in the Operating Partnership will be admitted as the successor general partner of the Operating Partnership and will be liable for all of the General Partner’s obligations, and be responsible for all of the General Partner’s duties, as general partner under the Partnership Agreement. The successor general partner must accept all of the terms and conditions of the Partnership Agreement and execute such instruments as may be necessary to effectuate the transferee’s admission as a general partner.

Restrictions on Transfers by Any Partner

Any transfer or purported transfer of a partnership interest other than in accordance with the Partnership Agreement will be void. Partnership interests may be transferred only on the first day of a fiscal quarter, and no partnership interest may be transferred to any lender (or party related to any lender) to the Operating Partnership whose loan constitutes a nonrecourse liability, in either case, unless the General Partner otherwise consents, which it may give or withhold in its sole and absolute discretion. No transfer of any partnership interest, including in connection with any redemption or acquisition of units by us or by the Operating Partnership, may be made:

•	to a person or entity that lacks the legal right, power or capacity to own the partnership interest;

•	in violation of applicable law;

•
without the General Partner’s consent, which it may give or withhold in its sole and absolute discretion, of any component portion of a partnership interest, such as a partner’s capital account or rights to distributions, separate and apart from all other components of the partner’s interest in the Operating Partnership;

•
if the proposed transfer could cause us or any of our affiliates to fail to comply with the requirements under the Code for qualifying as a REIT or as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2));

•
without the General Partner’s consent, which it may give or withhold in its sole and absolute discretion, if the proposed transfer could, based on the advice of counsel to the Operating Partnership or the General Partner, cause a termination of the Operating Partnership for U.S. federal or state income tax purposes (other than as a result of the redemption or acquisition by us of all common units held by limited partners);

•
if the proposed transfer could, based on the advice of our legal counsel or legal counsel to the Operating Partnership or the General Partner, cause the Operating Partnership to cease to be classified as a partnership for U.S. federal income tax purposes;

•
if the proposed transfer would cause the Operating Partnership to become, with respect to any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) a “party-in-interest” for purposes of ERISA or a “disqualified person” as defined in Section 4975(c) of the Code;

•
if the proposed transfer could, based on the advice of counsel to the Operating Partnership, cause any portion of the assets of the Operating Partnership to constitute assets of any employee benefit plan pursuant to applicable regulations of the U.S. Department of Labor;

•	if the proposed transfer requires the registration of the partnership interest under any applicable federal or state securities laws;

•
without the General Partner’s consent, which it may give or withhold in its sole and absolute discretion, if the proposed transfer (1) could be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and the Treasury regulations, (2) could cause the Operating Partnership to become a “publicly traded partnership,” as that term is defined in Sections 469(k)(2) or 7704(b) of the Code, (3) could cause the Operating Partnership to have more than 100 partners, including as partners certain persons who own their interests in the Operating Partnership indirectly or (4) could cause the Operating Partnership to fail one or more of the “safe harbors” within the meaning of Section 7704 of the Code and the Treasury regulations;

•	if the proposed transfer would cause the Operating Partnership (as opposed to the General Partner) to become a reporting company under the Exchange Act; or

•	if the proposed transfer could subject the Operating Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

Withdrawal of Partners

The General Partner may not voluntarily withdraw as the general partner of the Operating Partnership without the consent of a majority in interest of the limited partners (excluding us and any limited partner 50% or more of whose equity is owned, directly or indirectly, by us or the General Partner) other than in connection with certain permitted transfers of its entire interest in the Operating Partnership and the admission of a successor as a general partner of the Operating Partnership. A limited partner may withdraw from the Operating Partnership only as a result of a transfer of the limited partner’s entire partnership interest in accordance with the Partnership Agreement and the admission of the limited partner’s successor as a limited partner of the Operating Partnership or as a result of the redemption or acquisition by the Operating Partnership or us of the limited partner’s entire partnership interest.

Amendment of the Partnership Agreement

Except as described below and amendments requiring the consent of each affected partner described in “—Restrictions on General Partner’s Authority,” amendments to the Partnership Agreement must be approved by the consent of the General Partner and a majority in interest of the limited partners (excluding us and any limited partner 50% or more of whose equity is owned, directly or indirectly, by us or the General Partner). Amendments to the Partnership Agreement may be proposed only by the General Partner or by limited partners holding 25% or more of the partnership interests held by limited partners (excluding partnership interests held by us). Following such a proposal, the General Partner must submit any proposed amendment that requires the consent, approval or vote of any partners to the partners entitled to vote on the amendment for approval and seek the consent of such partners to the amendment.

The General Partner may, without the approval or consent of any limited partner but subject to the rights of holders of any additional class or series of partnership interest, amend the Partnership Agreement as may be required to facilitate or implement any of the following purposes:

•	to add to its obligations as general partner or surrender any right or power granted to it or any of our affiliates for the benefit of the limited partners;

•
to reflect the admission, substitution or withdrawal of partners, the transfer of any partnership interest, or the termination of the Operating Partnership in accordance with the Partnership Agreement;

•
to reflect a change that is of an inconsequential nature or does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the Partnership Agreement that is not inconsistent with law or with other provisions of the Partnership Agreement, or make other changes with respect to matters arising under the Partnership Agreement that will not be inconsistent with law or with the provisions of the Partnership Agreement;

•
to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the holders any additional partnership interests issued pursuant to the Partnership Agreement;

•	to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

•
to reflect such changes as are reasonably necessary for us to maintain our status as a REIT or satisfy the requirements for us to qualify as a REIT or to reflect the transfer of all or any part of a partnership interest among us and any entity that is disregarded with respect to us for U.S. federal income tax purposes;

•
to modify the manner in which items of net income or net loss or taxable items are allocated or the manner in which capital accounts are adjusted, computed, or maintained (but in each case only to the extent provided by the Partnership Agreement and permitted by applicable law);

•	to reflect the issuance of additional partnership interests; and

•
to reflect any other modification to the Partnership Agreement as is reasonably necessary for our business or operations or those of the Operating Partnership and that does not require the consent of each affected partner as described in “—Restrictions on General Partner’s Authority.”

Procedures for Actions and Consents of Partners

Meetings of partners may be called only by the General Partner to transact any business that it may determine. Notice of any meeting must be given to all partners entitled to act at the meeting not less than seven days nor more than 60 days before the date of the meeting. Unless approval by a different number or proportion of the partners is required by the Partnership Agreement, the affirmative vote of the partners holding a majority of the outstanding percentage interests held by partners entitled to act on any proposal is sufficient to approve the proposal at a meeting of the partners. Partners may vote in person or by proxy. Each meeting of partners will be conducted by the General Partner or any other person the General Partner appoints, pursuant to rules for the conduct of the meeting determined by the person conducting the meeting. Whenever the vote, approval or consent of partners is permitted or required under the Partnership Agreement, such vote, approval or consent may be given at a meeting of partners, and any action requiring the approval or consent of any partner or group of partners or that is otherwise required or permitted to be taken at a meeting of the partners may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken, approved or consented to is given by partners whose affirmative vote would be sufficient to approve such action or provide such approval or consent at a meeting of the partners.

Dissolution

The Operating Partnership will dissolve, and its affairs will be wound up, upon the first to occur of any of the following:

•
the withdrawal of the General Partner in violation of the Partnership Agreement or the bankruptcy of the general partner unless, within ninety days after any such withdrawal or bankruptcy, a majority in interest of the partners consent to continue the Operating Partnership and to the appointment, effective as of the date of such withdrawal or bankruptcy, of a successor general partner;

•	an election to dissolve the Operating Partnership by the General Partner, in its sole and absolute discretion, with or without the consent of the partners;

•	the entry of a decree of judicial dissolution of the Operating Partnership pursuant to the DRULPA; or

•
the sale or other disposition of all or substantially all of the assets of the Operating Partnership not in the ordinary course of the Operating Partnership’s business or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Operating Partnership not in the ordinary course of the Operating Partnership’s business.

Upon dissolution the General Partner or, if there is no remaining general partner, a liquidator will proceed to liquidate the assets of the Operating Partnership and apply the proceeds from such liquidation in the order of priority set forth in the Partnership Agreement.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of an investment in common stock of Silver Bay Realty Trust Corp. For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “Silver Bay Realty Trust Corp.,” “we,” “our” and “us” mean only Silver Bay Realty Trust Corp. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, Treasury regulations, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities, including the Operating Partnership, will operate in accordance with our and their respective organizational documents. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;

•	non-U.S. holders (as defined below), except to the extent discussed in “Taxation of Stockholders—Taxation of Non-U.S. Stockholders”;

•	insurance companies;

•	persons who hold 10% of more (by vote or value) of our outstanding common stock, except to the extent discussed below;

•	broker-dealers;

•	regulated investment companies;

•	REITs;

•	partnerships and trusts;

•	S corporations;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons subject to the “Medicare tax” under Section 1411 of the Code;

•      U.S. expatriates;

•	persons whose functional currency is not the U.S. dollar;

•	persons subject to the mark-to-market method of accounting for their securities;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment or transaction producing “dividend equivalent” income; and

•	except to the extent discussed below, tax-exempt organizations.

This summary assumes that stockholders will hold our common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Silver Bay Realty Trust Corp.

We elected to be taxed as a REIT, commencing with our initial taxable year ended December 31, 2012. We believe that we have been organized, have conducted and will continue to conduct our operations in such a manner as to qualify for taxation as a REIT.

We have received an opinion of Orrick, Herrington & Sutcliffe LLP dated July 2, 2015, to the effect that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our actual operations and proposed method of operation have enabled and will enable us to meet the requirements for qualification and taxation as a REIT for our initial taxable year ended December 31, 2012 and subsequent taxable years. It must be emphasized that the opinion of Orrick, Herrington & Sutcliffe LLP is based on various assumptions relating to our organization and operation, and is conditioned upon factual representations made by our management regarding our organization, assets, income, the past, present and future conduct of our business operations and other matters pertinent to our ability to meet the various requirements for qualification as a REIT, and assumes that such representations are accurate and complete and that we have not taken and will not take any action inconsistent with our qualification as a REIT. While we believe that we have operated, and intend to continue to operate, so that we have and will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Orrick, Herrington & Sutcliffe LLP or by us that we have qualified or will continue to qualify as a REIT for any particular year. The opinion of Orrick, Herrington & Sutcliffe LLP is expressed as of the date issued, and does not cover subsequent periods. Orrick, Herrington & Sutcliffe LLP has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depend on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which have not been and will not be reviewed by Orrick, Herrington & Sutcliffe LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for federal income tax purposes of certain entities in which we have invested or will invest, which entities have not been and will not be reviewed by Orrick, Herrington & Sutcliffe LLP. Our ability to qualify as a REIT also requires that we have satisfied and will continue to satisfy certain asset tests, some of which depend upon the fair market values of assets that we have owned or will own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year have satisfied or will continue to satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

Most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at reduced rates as compared to rates applicable to other ordinary income. With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for these reduced rates and are taxed at rates generally applicable to ordinary income, which are as high as 39.6%. See “Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

Any of our net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference.

•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions”, and “—Foreclosure Property” below.

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•
If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•
If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed, and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as defined below) that do not reflect arm’s length terms.

•
If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•	The earnings of any of our subsidiaries that are C corporations, including any TRSs (as defined below), are subject to federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. Our charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If a stockholder fails or refuses to comply with the demands, the stockholder will be required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year end, and thereby satisfy this requirement.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests.  If we are a partner in an entity that is treated as a partnership for federal income tax purposes, including the Operating Partnership, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset test, as described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. Any investments we make in partnerships may entail certain special considerations (and attendant risks) for tax purposes, including assuring, to the extent possible, that the entity is not treated as a corporation for federal income tax purposes and that we are able to receive partnership distributions so as to enable us to satisfy the distribution requirements applicable to us a REIT.

Disregarded Subsidiaries.  If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below) that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including any single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. The Operating Partnership was a disregarded entity for the period from January 1, 2014 through September 30, 2014. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Subsidiaries.  In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a taxable REIT subsidiary (“TRS”). We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally is subject to corporate income tax on its earnings. Such corporate income tax on TRSs or other corporations in which we hold an interest may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or any other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income or to undertake activities that, if undertaken by us directly, could be treated as prohibited transactions.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend to conduct all of our transactions with our TRSs, if any, on an arm’s-length basis.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property, “rents from real property,” dividends received from other REITs, and gains from the sale of real estate assets (other than assets held for sale to customers), as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. We are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity. We anticipate that all or substantially all of our rental income will qualify as “rents from real property.”

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test. The Secretary of the Treasury has been given broad authority to determine whether particular items of gain or income qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets:

•
First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some types of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

•	Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

•
Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to certain securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

•	Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” as defined in the Code. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.”

We do not expect to obtain independent appraisals to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend successfully that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

Certain relief provisions are available to allow REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset test requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets, and

$10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of

(1)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries, and our inclusion of items in income for federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to substantial limitations. In such case, for federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

It was intended that the Formation Transactions be treated as taxable transactions, and not as Section 351 transactions, to the recipients of our common stock (and cash). Thus, we established our initial tax basis in the assets received in the Formation Transactions in part by reference to the trading price of our common stock. The IRS could assert that our initial tax basis was less than the amount determined by us (or is a carryover basis). If the IRS were successful in sustaining such an assertion, this would result in decreased depreciation deductions and increased gain on any asset dispositions, and thus increased taxable income, as compared to the amounts we had originally calculated and reported. This could result in our being required to distribute additional amounts in order to maintain our REIT status and avoid corporate taxes and also could result in our owing interest and penalties.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business (“Dealer Property”) by us, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. Whether property is Dealer Property depends on the particular facts and circumstances. The Code provides a “safe harbor” under which certain sales of Dealer Property will not be treated as prohibited transactions (the “Safe Harbor”). The Safe Harbor applies to a sale of a “real estate asset” by a REIT which meets the following requirements: (i) the REIT has held the property for not less than two years for production of rental income; (ii) the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of sale which are includible in the basis of the property do not exceed 30% of the net selling price of the property; and (iii) the REIT does not make more than seven sales of property during the taxable year or, if certain other requirements are satisfied, the aggregate adjusted bases of property sold during the taxable year does not exceed 10% of the aggregate adjusted bases of all of the assets of the REIT as of the beginning of the taxable year or the fair market value of property sold during the taxable year does not exceed 10% of the fair market value of all of the assets of the REIT as of the beginning of the taxable year. For purposes of the seven-sale rule referred to above, the Code provides that the sale of more than one property to one buyer as part of one transaction constitutes one sale. The Code also provides that in determining whether a sale constitutes a prohibited transaction, the fact that such sale does not meet the requirements of the Safe Harbor is not to be taken into account. No assurance can be given that any property that we sell will not be treated as Dealer Property, or that we can comply with the Safe Harbor in any particular year. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to conduct our activities so as not to generate prohibited transaction income. However, the avoidance of this tax on prohibited transactions could cause us to undertake less substantial sales of property than we would otherwise undertake in order to maximize our profits. In addition, we may have to sell numerous properties to a single or a few purchasers, which could cause us to be less profitable than would be the case if we sold properties on a property-by-property basis.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the property as foreclosure property.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We could not deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of our current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates would generally be taxable as dividends subject to reduced rates of tax as compared to other ordinary income. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief. The rule against re-electing REIT status following a loss of such status would also apply to us if Two Harbors fails to qualify as a REIT, and we are treated as a successor to Two Harbors for federal income tax purposes.

Tax Aspects of the Operating Partnership and Other Partnerships

General

We conduct our activities through the Operating Partnership. The Operating Partnership is and has been treated as a partnership for federal income tax purposes except for the period from January 1, 2014 through September 30, 2014, when it was treated as a disregarded entity for such purposes. The Operating Partnership may once again become disregarded for federal income tax purposes if all limited partners other than Silver Bay Realty Trust Corp. elect to redeem their common units in the Operating Partnership. Furthermore, the Operating Partnership may hold investments through entities that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, the partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of any partnership items arising from the Operating Partnership and any other partnerships in which we or the Operating Partnership holds an interest for purposes of the various REIT income tests and in computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by such partnerships. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See “Taxation of Silver Bay Realty Trust Corp.—Effect of Subsidiary Entities—Ownership of Partnership Interests.”

Entity Classification

In order for a partnership or limited liability company to be classified for federal income tax purposes as a partnership (or to be disregarded for federal income tax purposes if the entity has only one owner or member), it must not be taxable as a corporation or an association taxable as a corporation for U.S. federal income tax purposes. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. We intend that the Operating Partnership and any other partnership or limited liability company (other than a disregarded entity or any TRS) in which we hold an interest, either directly or indirectly, will be classified as a partnership for federal income tax purposes.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated for any taxable year for which at least 90% of the partnership’s gross income consists of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”). The Operating Partnership is structured, operated and maintained so that, as long as it is treated as a partnership for federal income tax purposes, it will not be treated as a “publicly traded partnership.” We have not requested, and do not intend to request, a ruling from the IRS that the Operating Partnership or any other partnership or limited liability company in which we hold an interest be classified as a partnership that is not taxable as a corporation for federal income tax purposes. If for any reason the Operating Partnership or any other partnership or limited liability company in which we hold an interest were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we might not qualify as a REIT. Further, items of income and deduction of such partnership would not pass through to the partners of the affected entity, and its partners would be treated as stockholders for tax purposes. Consequently, such partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such partnership’s taxable income. In addition, any change in the status of a partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). In addition, when additional interests in a partnership are issued, similar rules apply to cause the existing partners to be charged with, or benefit from, any unrealized gain or unrealized loss at the time the additional interests are issued. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that the Operating Partnership or any other partnership in which we indirectly own an interest acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Also, such allocations would need to be made in the case of a contribution that we make to the Operating Partnership of cash proceeds received in offerings of our stock if, at the time of the contribution, the Operating Partnership is treated as a partnership for federal income tax purposes. As a result, we could be allocated greater amounts of taxable income in respect of a partnership’s properties than would otherwise be the case. Under certain circumstances, this could cause us to recognize, over a period of time, taxable income in excess of our cash flow from such partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions.  So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by the stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends will not be eligible for taxation at the preferential income tax rates for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, will be taxed at the preferential rates on dividends designated by and received from us to the extent that the dividends are attributable to

•	income retained by the us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax);

•	dividends received by us from TRSs or other taxable C corporations; or

•	income in the prior taxable year from any sales of any “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long term capital gains, in which case provisions of the Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “Taxation of Silver Bay Realty Trust Corp.—Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Taxation of Silver Bay Realty Trust Corp.—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock.  In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. Each stockholder should consult its tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities, or transactions that we might undertake directly or indirectly. Moreover, investors should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States,

•
a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the district of Columbia,

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or

•
a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends.  The portion of dividends received by non-U.S. holders that is (1) payable out of our earnings and profits, (2) not attributable to our capital gains and (3) not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, except as described below under “—Capital Gain Dividends,” non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions.  Unless (i) our stock constitutes a U.S. real property interest (a “USRPI”) or (ii) either the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (in which case the U.S. holder will be subject to the same treatment as domestic stockholders with respect to any gain) or the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and satisfies certain other conditions (in which case the non-U.S. holder will be subject to a 30% tax on his or her net capital gain for the year), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. A non-U.S. holder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, and (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. We believe that our stock does not constitute a USRPI as discussed below under “—Dispositions of Our Stock.”

Capital Gain Dividends.  Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries (“USRPI capital gains”) will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Taxation of Non-U.S. Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and satisfies certain other conditions, in which case the non-U.S. holder will incur a 30% tax on his or her net capital gains.

Notwithstanding the foregoing, a capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Non-U.S. Stockholders—Ordinary Dividends”), if (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We expect that our common stock will continue to be “regularly traded” on an established securities exchange following this offering.

Dispositions of Our Stock.  We believe we are a “United States real property holding corporation” (“USRPHC”) under FIRPTA because at least 50% of our assets throughout a prescribed testing period will consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. An interest in a USRPHC is generally treated as a USRPI, the disposition of which is subject to United States federal income tax.

However, our stock will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe we are currently a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA for this reason. However, no assurance can be given that we will be a domestically controlled qualified investment entity at all times.

In the event that we are not a domestically controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock at all times during the five-year period ending on the date of the sale. As stated above, we expect that our common stock will continue to be regularly traded on an established securities market following this offering.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to tax under FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of aUSRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax.  If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT closely held test and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock, and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our common stock.

Other Tax Considerations

Withholding Tax Relating to Foreign Accounts

Sections 1471 through 1474 of the Code (“FATCA”) impose U.S. withholding taxes on certain U.S. source payments made to “foreign financial institutions” and certain other non-U.S. entities and on certain non-U.S. “pass thru” payments made, and disposition proceeds of U.S. securities. Under FATCA, the failure to comply with certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders who own shares of our common stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. Except to the extent otherwise provided in an applicable intergovernmental agreement between the United States and the relevant foreign government or an applicable exemption, if the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. U.S. Treasury Regulations provide that FATCA withholding generally will apply to (i) dividend distributions made after June 30, 2014, (ii) gross proceeds from the sale, exchange or retirement of stock paid after December 31, 2016 and (iii) certain pass-thru payments received with respect to instruments held through foreign financial institutions after the later of December 31, 2016 and the date on which final U.S. Treasury Regulations defining such pass-thru payments are issued. Prospective investors should consult their tax advisors regarding the application of FATCA in their particular circumstances.

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws or the interpretations thereof could adversely affect an investment in our stock.

State and Local Taxes

We and our subsidiaries are subject to state or local taxes, including income, property and transfer taxes, in various jurisdictions, including those in which we or they transact business or own property. Our stockholders will generally be subject to income taxes in the jurisdictions in which they reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state or local tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. Any taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state or local income and other tax laws on an investment in our stock.
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SELLING STOCKHOLDERS

Up to 4,029,700 shares of our common stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholders. The selling stockholders may, from time to time, offer and sell pursuant to this prospectus any or all of the shares of common stock being registered. When we refer to the “selling stockholders” in this prospectus, we mean those persons specifically identified in the table below, as well as the permitted transferees, pledges, donees, assignees, successors and others who later come to hold any of the selling stockholders’ interests other than through a public sale.

The table below sets forth the name of each selling stockholder and the number of shares of our common stock that each selling stockholder may offer pursuant to this prospectus, from time to time, as of the date of this prospectus. The information presented regarding the selling stockholders is based on information regarding the selling stockholders available to us as of the date of this prospectus.

Because the selling stockholders may offer all, some or none of the common stock pursuant to this prospectus, and because there currently are no agreements, arrangements or understandings with respect to the sale of any of these shares, no definitive estimate can be given as to the amount of common stock that will be held by the selling stockholders after completion of this offer. The following table has been prepared assuming that the selling stockholders sell all of the shares of our common stock beneficially owned by them that have been registered by us in this offering and do not acquire any additional common stock during the offering. We cannot advise you as to whether the selling stockholders will in fact sell any or all of their common stock.  In addition, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock in transactions exempt from the registration requirements of the Securities Act after the date for which the information set forth in the table below is provided.

Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in prospectus supplements or post-effective amendments, as may be appropriate.

	Beneficial Ownership		Shares Offered	Beneficial Ownership
	Prior to Resale Offering		Pursuant to this	After Resale Offering (1)
	Shares		Prospectus
	Owned	Percentage	(Maximum Number	Shares
Name of Selling Stockholder	(2)(3)	(4)	that may be Sold)	Owned	Percentage
Irvin R. Kessler (5)	2,307,815	6.4%	2,542,026	—	—
Pine River Domestic Management L.P. (6)	--	--	1,487,674	—	—
_________________________

(1)
Because the selling stockholders are not obligated to sell all or any portion of our common stock shown as offered by them, we cannot estimate the actual number of shares our common stock (or actual percentage of the class) that will be held by any selling stockholder upon completion of this resale offering.

(2)	Includes common stock held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(3)
The registration statement of which this prospectus forms a part also covers any additional shares of common stock that become issuable in connection with the common stock registered for sale in this prospectus because of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of the registrant’s outstanding common stock.

(4)
Based on 36,254,228 shares of common stock outstanding as of May 31, 2015. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of options or other rights. Does not include 2,231,511 shares that may be issued in exchange for common units held by Irvin R. Kessler and Pine River Domestic Management L.P., as the selling stockholders do not have the right to acquire such shares within 60 days of such date.

(5)
Beneficial ownership of shares prior to resale offering consists of 1,844,914 shares held by Provident Premier Master Fund Ltd., 462,604 shares held by the Kessler Family Limited Partnership and 297 shares held by Walleye Trading LLC and does not include

743,837 shares of common stock that are issuable upon redemption of common units in our Operating Partnership held by Provident Real Estate Advisors LLC (“Provident”), the one-third owner of our Former Manager. Mr. Kessler serves as Chairman of our board of directors and was the managing member of Provident. He was appointed to our board in connection with our initial public offering. Mr. Kessler has sole voting and dispositive power over the shares and common units held by Provident Premier Master Fund Ltd., the Kessler Family Limited Partnership L.P, Walleye Trading LLC and Provident. Mr. Kessler disclaims beneficial ownership with respect to the shares and common units held by Provident Premier Master Fund Ltd., the Kessler Family Limited Partnership L.P, Walleye Trading LLC and Provident except to the extent of his pecuniary interest therein. Shares which may be offered hereby consist of 1,798,189 shares of common stock held by Provident Premier Master Fund Ltd. and 743,837 shares of common stock that are issuable upon redemption of common units in our Operating Partnership held by Provident.

(6)
The 1,487,674 shares of common stock that may be offered hereby are issuable upon redemption of common units in our Operating Partnership. Brian C. Taylor holds voting and investment power of the shares and disclaims beneficial interest in the securities except to the extent of his pecuniary interest therein. Mr. Taylor served as a member and Chairman of our board of directors from the time of our initial public offering through the closing of the Internalization. Mr. Taylor is also the sole member of Pine River Capital Management LLC, an entity which is the general partner of Pine River Domestic Management L.P., which was the two-thirds owner of our Former Manager.

PLAN OF DISTRIBUTION

We are registering our common stock by this prospectus to permit the selling stockholders to conduct public secondary trades of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. The selling stockholders or pledgees, donees or transferees of, or other successors in interest to, the selling stockholders may sell all or a portion of our common stock beneficially owned by them and offered hereby from time to time either directly, or through underwriters, broker-dealers or agents, who may act solely as agents or who may acquire our common stock as principals or as both, and who may receive compensation in the form of discounts, commissions or concessions from the selling stockholders or from the purchasers of our common stock for whom they may act as agent (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

Unless otherwise permitted by law, if our common stock is to be sold pursuant to this prospectus by pledgees, donees or transferees of, or other successors in interest to, the selling stockholders, then we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling stockholders to include such pledgee, donee, transferee or other successors in interest as selling stockholders under this prospectus.

Determination of Offering Price by Selling Stockholders

The selling stockholders may offer their shares of common stock pursuant to this prospectus from time to time at fixed prices, which may be changed, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. The prices will be determined by the market, by the selling stockholders or by agreement between the selling stockholders and underwriters or dealers.

Our common stock is listed on the NYSE under the symbol “SBY.” The public price at which our common stock trades in the future might be below the prevailing market price at the time the registration statement of which this prospectus is a part is declared effective. In determining the prices at which the selling stockholders may offer their common stock from time to time pursuant to this prospectus, we expect selling stockholders to consider a number of factors in addition to prevailing market conditions, including:

•	the information set forth in this prospectus and otherwise available to selling stockholders;

•	the history of and prospects for the industry in which we compete;

•	the ability of our management;

•	our present operations;

•	the trend of our revenues and earnings;

•	prospects for our future earnings;

•	the market prices of shares of generally comparable companies; and

•	other factors deemed relevant.

The aggregate proceeds to the selling stockholders from the sale of our common stock offered by them hereby will be the purchase price of the common stock less discounts and commissions, if any, paid by the selling stockholders.

Methods of Distribution

The sales described in the preceding paragraphs may be effected in transactions:

•	on any national securities exchange or quotation service on which our common stock is listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions (which may include underwritten transactions) otherwise than on such exchanges or services or in the over-the-counter market;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through the writing of options whether the options are listed on an option exchange or otherwise;

•
through the settlement of short sales (except that no selling stockholder may satisfy its obligations in connection with short sales or hedging transactions entered into before the effective date of the registration statement of which this prospectus is a part by delivering securities registered under this registration statement); or

•	a combination of any such methods or any other method permitted by applicable law.

In connection with sales of our common stock, selling stockholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of our common stock in the course of hedging their positions. The selling stockholders may also sell our common stock short and deliver our common stock to close out short positions, or loan or pledge our common stock to broker-dealers that in turn may sell the common stock.

The selling stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of our common stock which may be resold thereafter pursuant to this prospectus if shares of our common stock are delivered by the selling stockholders. However, if the common stock is to be delivered by the selling stockholders’ successors in interest, we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling stockholders to include the successors in interest as selling stockholders under this prospectus.

Selling stockholders might not sell any, or all, of the shares of our common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

To the extent required, upon being notified by a selling stockholder that any arrangement has been entered into with any agent, underwriter or broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase of any agent, underwriter or broker-dealer(s), the name(s) of the selling stockholder(s) and of the participating agent, underwriter or broker-dealer(s), specific shares of common stock to be sold, the respective purchase prices and public offering prices, any applicable commissions or discounts, and other facts material to the transaction will be set forth in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate.

The selling stockholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the shares of common stock, and, if the selling stockholders default in the performance of their secured obligation, the pledgees or secured parties may offer and sell such pledged shares from time to time under this prospectus; however, in the event of a pledge or the default on the performance of a secured obligation by the selling stockholders, in order for the shares to be sold under this registration statement, unless permitted by law, we must file an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling stockholders to include the pledgee, transferee, secured party or other successors in interest as selling stockholders under this prospectus.

In addition, any securities registered and offered pursuant to this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

In order to comply with the securities laws of some states, our common stock may be sold in such states only through registered or licensed brokers or dealers.

The selling stockholders and any other person participating in such distribution will be subject to the applicable provisions of the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any common stock by the selling stockholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to the particular shares being distributed. All of the above may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Underwriting Discounts and Commissions, Indemnification and Expenses

Brokers, dealers, underwriters or agents participating in the distribution of our common stock pursuant to this prospectus as agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of our common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

The selling stockholders and any brokers, dealers, agents or underwriters that participate with the selling stockholders in the distribution of our common stock pursuant to this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions. Neither we nor any selling stockholder can presently estimate the amount of such compensation. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Selling stockholders who are registered broker-dealers or affiliates of registered-broker dealers may be deemed underwriters under the Securities Act.

Pursuant to a registration rights agreement between us and the selling stockholders, we have agreed to indemnify each selling stockholder, each person, if any, who controls a selling stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers, directors and agents of any of the foregoing, against specified liabilities arising under the Securities Act. Each selling stockholder has agreed to indemnify us and each of our officers, directors and agents, and each person, if any, who controls us within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against specified liabilities arising under the Securities Act.

We have agreed, among other things, to bear all expenses, other than brokerage and sales commissions, fees and disbursements of the selling stockholders’ counsel, advisors, and any transfer taxes, in connection with the registration and sale of our common stock pursuant to this prospectus.

Stabilization and Other Transactions

As described above, the selling stockholders may utilize methods of sale that amount to a distribution under federal securities laws. The anti-manipulation rules under the Exchange Act, including, without limitation, Regulation M, may restrict certain activities of, and limit the timing of purchases and sales of securities by, the selling stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time before the commencement of such distributions subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the common stock offered by this prospectus.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. The statements relating to certain federal income tax matters under the caption “U.S. Federal Income Tax Considerations” have been reviewed by and our qualifications as to a REIT for federal income tax purposes has been passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

EXPERTS

The consolidated financial statements of Silver Bay Realty Trust Corp. appearing in Silver Bay Realty Trust Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2014 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3, including exhibits and schedules filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules thereto. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. We are also required to file annual, quarterly and current reports, proxy statements and other information with the SEC.

Copies of the registration statement, including the exhibits and schedules to the registration statement, and such other reports or other information that we file with the SEC may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, DC 20549. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website at http://www.sec.gov. You can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus which has been previously filed, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information included or incorporated by reference into this prospectus. Any information in documents that we file later with the SEC will automatically update and, where applicable, supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We have filed the documents listed below with the SEC (File No. 005-87107) under the Exchange Act and these documents are incorporated herein by reference in this prospectus:

• our Annual Report on Form 10-K for the year ended December 31, 2014;

• our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015;

• our Current Reports on Form 8-K or Form 8-K/A filed on February 19, 2015, February 24, 2015, April 1, 2015, May 1, 2015 and May 21, 2015; and

•	the description of our common stock set forth in our registration statement on Form 8-A, filed on December 10, 2012, and any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference any future filing we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and before the termination of the offerings to which this prospectus relates (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference herein); we will provide this information at no cost to the requester upon written or oral request to the General Counsel at Silver Bay Realty Trust Corp., 3300 Fernbrook Lane North, Suite 210, Plymouth, Minnesota 55447, telephone number (952) 358-4400. You may also obtain copies of this information by visiting our website at http://www.silverbayrealtytrustcorp.com. Our website and the information contained on our website are not a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table shows the fees and expenses to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except for the SEC registration fee are estimated.

SEC registration fee	$4,229
Legal fees and expenses	20,000
Accounting fees and expenses	5,000
Miscellaneous fees and expenses	--
Total	$29,229

Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable costs, fees and expenses (including attorneys’ fees, costs and expenses) in advance of final disposition of a proceeding and without requiring a preliminary determination of ultimate entitlement to indemnification, to any present or former director or officer of the company or any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, trustee, member or manager of such corporation, real estate investment trust, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise, and who was or is made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of his or her service in that capacity. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.

The Maryland General Corporation Law (the “MGCL”) requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us and (ii) a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The attached Exhibit Index is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13(d) or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on July 2, 2015.

SILVER BAY REALTY TRUST CORP.

By:     /s/ Daniel J. Buechler
     Daniel J. Buechler
     General Counsel and Secretary

Each person whose signature appears below hereby constitutes and appoints David Miller and Daniel Buechler, and each of them, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (a “462 Registration Statement”) and any and all amendments (including post-effective amendments) to any such 462 Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David N. Miller	President, Chief Executive Officer and Director	July 2, 2015
David N. Miller	(Principal Executive Officer)

/s/ Christine Battist	Chief Financial Officer and Treasurer	July 2, 2015
Christine Battist	(Principal Financial Officer and Principal Accounting Officer)

/s/ Irvin R. Kessler	Chairman of the Board of Directors	July 2, 2015
Irvin R. Kessler

/s/ Thomas W. Brock	Director	July 2, 2015
Thomas W. Brock

/s/ Daryl J. Carter	Director	July 2, 2015
Daryl J. Carter

/s/ Tanuja M. Dehne	Director	July 2, 2015
Tanuja M. Dehne

/s/ Stephen G. Kasnet	Director	July 2, 2015
Stephen G. Kasnet

/s/ Thomas Siering	Director	July 2, 2015
Thomas Siering

/s/ Ronald N. Weiser	Director	July 2, 2015
Ronald N. Weiser

EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Description	Form	File No.	Exhibit	Filing Date
2.1	Contribution Agreement dated as of August 3, 2014 among Silver Bay Realty Trust Corp., Silver Bay Operating Partnership L.P., Pine River Domestic Management L.P., Provident Real Estate Advisors LLC, and PRCM Real Estate Advisers LLC	8-K	001-35760	2.1	August 4, 2014
2.2	Real Estate Sales Contract, dated as of February 18, 2015, between The American Home Real Estate Investment Trust, Inc. and 2015A Property Owner LLC	10-Q	001-35760	2.2	May 7, 2015
4.1	Specimen Common Stock Certificate of Silver Bay Realty Trust Corp.	S-11/A	333-183838	4.1	November 23, 2012
4.2	Instruments defining the rights of holders of securities: See Articles VI and VII of our Articles of Amendment and Restatement.	10-K	001-35760	4.2	March 1, 2013
4.3	Instruments defining the rights of holders of securities: See Article VII of our Amended and Restated Bylaws.	S-11/A	333-183838	3.5	October 17, 2012
4.4	Instruments defining the rights of holders of securities: See Article Second of our Articles Supplementary.	10-K	001-35760	4.2	March 1, 2013
4.5	Registration Rights Agreement by and among Silver Bay Realty Trust Corp. and certain holders of common units in Silver Bay Operating Partnership L.P., dated September 30, 2014	10-K	001-35760	4.5	February 26, 2015
5.1+	Opinion of Ballard Spahr LLP regarding the validity of the securities being registered.
8.1+	Opinion of Orrick, Herrington & Sutcliffe LLP regarding certain tax matters.
23.1+	Consent of Ernst & Young LLP
23.2+	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
23.3+	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 8.1)
24.1+	Power of Attorney (included on signature page)
___________________________
+ Filed herewith.